H.J. GRUY AND ASSOCIATES, INC.
---------------------------------------------------------------
1200  Smith Street, Suite 3040, Houston, Texas 77002 o
FAX  (713) 739-6112 o (713) 739-1100



                            March 25, 1997



XCL Ltd.
110 Rue Jean Lafitte
Lafayette, Louisiana 70508

                                               Zhao Dong Block
                                               Bohai Bay, China
                                               97-202-102

Gentlemen:

At your request, we have made an estimate of the reserves and future net revenue as of January 1, 1997, for certain interests owned by XCL Ltd. (XCL) through a production sharing agreement with the China National Oil & Gas Exploration and Development Corporation. These are interests in oil properties located in the Zhao Dong Block, Bohai Bay, China. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category as follows:


                          Estimated                 Estimated
                         Net Reserves         Future Net Cash Flow
                       _________________   ___________________________
                            Oil &                         Discounted
                          Condensate                         at 10%
                           (Barrels)         Nondiscounted   Per Year
                          ___________       ____________  ____________
Total Proved Undeveloped  10,579,000        $142,860,000  $79,062,000


XCL is contractually obligated to spend $16.1 million on exploration drilling within the Zhao Dong Block, but outside the area of proved reserves. This dollar amount has not been included in the cash flow calculations, but has been recovered through the cost oil provision of the agreement. The discounted future net cash flow is not represented to be the fair market value of these reserves, and the estimated reserves included in this report have not been adjusted for risk.
The estimated future net cash flow is that revenue which will be realized from the sale of the estimated net production after deduction of royalties, direct operating costs and required capital expenditures in accordance with the production sharing agreement. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease, except that the operating costs have been reduced the last two years to reflect an anticipated change in operating practices.

Reserves have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more data become available. The proved reserves included in this report conform to the applicable definitions promulgated by the Securities and Exchange Commission. Attachment 1, following this letter, sets forth all reserve definitions incorporated in this study.
Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by XCL have been accepted as represented. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to estimate reserves, costs and future cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or the cash flow projected will be realized. The reserve and cash flow projections presented in this report may require revision as additional data become available.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                            Yours very truly,
                            H.J. GRUY AND ASSOCIATES, INC.


                            /s/ James H. Hartsock

                            James H. Hartsock, PhD., P.E.
                            Executive Vice President

JHH:rrw

Attachment
A:\XCL.LTR
                          ATTACHMENT I
           DEFINITIONS OF PROVED OIL AND GAS RESERVES1


Proved Oil and Gas Reserves

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.
Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.
Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Developed Oil and Gas Reserves

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Reserves

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.



__________________________
1      Contained in Securities and Exchange Commission Regulation
       S-X, Rule 4-10 (a)

H.J. Gruy and Associates, Inc.

ATTACHMENT II

XCL CHINA, LTD.
PROJECTED CASH FLOWS
ZHAO DONG CONCESSION  45 MM BBL CASE (CASE 1: PROVED ONLY - FLAT
PRICING)

                                    1996     1997     1998   1999
                                    ----     ----     ----   ----
OIL PRICE ($BBL)                   21.06    21.06   21.06   21.06
GROSS OIL VOLUME (MBBLS)             -        -       234   3,736
CONS IND & COMM TAX (MBBLS)          -        -        12     187
ROYALTY (MBBLS)                      -        -        -      -
COST RECOVERY OIL (MBBLS)            -        -       140   2,242
OPERATING EXPENSES (M$)              -        -     1,315  10,734
OPERATING EXPENSE VOLUME (MBBLS)     -        -        62     510
INVESTMENT RECOVERY OIL (MBBLS)      -        -        78   1,732
EXPLORATION COSTS (M$)            80,452      -       -       -
EXPLORATION RECOVERY (MBBLS)       3,820      -       -       -
EXPLORATION RECOVERY ADJUSTMENT     (180)     -       -       -
EXPLORATION RECOVERY UTILIZED         -       -        78   1,732
EXPLORATION COST CARRYOVER (MBBLS)  3,640    3,640   3,562  1,830
DEVELOPMENT COSTS (M$)                -      1,000  55,357 93,400
DEVELOPMENT RECOVERY (MBBLS)          -         47   2,629  4,435
DEVELOPMENT RECOVERY UTILIZED         -        -       -      -
DEVELOPMENT COST CARRYOVER (MBBLS)    -         47   2,676  7,111
TOTAL COST RECOVERY OIL (MBBLS)       -        -        78  1,732
REMAINDER OIL (MBBLS)                 -        -        82  1,308
X FACTOR                              -        -      0.95  0.887
CHINESE SHARE OIL (MBBLS)             -        -         4    147
ALLOCABLE REMAINDER OIL (MBBLS)       -        -        78  1,160
CONTRACTOR ALLOCABLE OIL-49% (MBBLS)  -        -        38    569
TOTAL CONTRACTOR OIL (MBBLS)          -        -       147  2,550

PROJECTED CASH FLOWS (CONT'D.)
                                    2000     2001     2002   2003
                                    ----     ----     ----   ----
OIL PRICE ($BBL)                    21.06    21.06   21.06  21.06
GROSS OIL VOLUME (MBBLS)            8,062    7,804   6,800  5,220
CONS IND & COMM TAX (MBBLS)           403      390     340    261
ROYALTY (MBBLS)                        42       32     -      -
COST RECOVERY OIL (MBBLS)           4,837    4,682   4,080  3,132
OPERATING EXPENSES (M$)            18,015   19,416  18,020 15,824
OPERATING EXPENSE VOLUME (MBBLS)      855      922     856    751
INVESTMENT RECOVERY OIL (MBBLS)     3,982    3,760   3,224  2,381
EXPLORATION COSTS (M$)                -        -       -      -
EXPLORATION RECOVERY (MBBLS)          -        -       -      -
EXPLORATION RECOVERY ADJUSTMENT       -        -       -      -
EXPLORATION RECOVERY UTILIZED       1,830      -       -      -
EXPLORATION COST CARRYOVER (MBBLS)    -        -       -      -
DEVELOPMENT COSTS (M$)             17,200      -       -      -
DEVELOPMENT RECOVERY (MBBLS)          817      -       -      -
DEVELOPMENT RECOVERY UTILIZED       2,152    3,760   2,016    -
DEVELOPMENT COST CARRYOVER (MBBLS)  5,776    2,016     -      -
TOTAL COST RECOVERY OIL (MBBLS)     3,982    3,760   2,016    -
REMAINDER OIL (MBBLS)               2,779    2,699   3,589  4,208
X FACTOR                            0.830    0.883   0.845  0.868
CHINESE SHARE OIL (MBBLS)             473      452     557    554
ALLOCABLE REMAINDER OIL (MBBLS)     2,306    2,247   3,031  3,653
CONTRACTOR ALLOCABLE OIL-49% (MBBLS)1,130    1,101   1,485  1,790
TOTAL CONTRACTOR OIL (MBBLS)        4,434    3,395   2,892  2,158

PROJECTED CASH FLOWS (CONT'D.)
                                    2004     2005     2006   2007
                                    ----     ----     ----   ----
OIL PRICE ($BBL)                   21.06     21.06   21.06  21.06
GROSS OIL VOLUME (MBBLS)           3,826     2,733   1,983  1,441
CONS IND & COMM TAX (MBBLS) 191      191       137      99     72
ROYALTY (MBBLS)                      -         -       -      -
COST RECOVERY OIL (MBBLS)          2,296     1,640   1,190    865
OPERATING EXPENSES (M$)           13,886    12,367  11,325 10,153
OPERATING EXPENSE VOLUME (MBBLS)     659       587     538    482
INVESTMENT RECOVERY OIL (MBBLS)    1,636     1,053     652    383
EXPLORATION COSTS (M$)               -         -       -      -
EXPLORATION RECOVERY (MBBLS)         -         -       -      -
EXPLORATION RECOVERY ADJUSTMENT      -         -       -      -
EXPLORATION RECOVERY UTILIZED        -         -       -      -
EXPLORATION COST CARRYOVER (MBBLS)   -         -       -      -
DEVELOPMENT COSTS (M$)               -         -       -      -
DEVELOPMENT RECOVERY (MBBLS)         -         -       -      -
DEVELOPMENT RECOVERY UTILIZED        -         -       -      -
DEVELOPMENT COST CARRYOVER (MBBLS)   -         -       -      -
TOTAL COST RECOVERY OIL (MBBLS)      -         -       -      -
REMAINDER OIL (MBBLS)              2,975     2,009   1,346    887
X FACTOR                           0.886     0.911   0.926  0.948
CHINESE SHARE OIL (MBBLS)            340       179      99     46
ALLOCABLE REMAINDER OIL (MBBLS)    2,636     1,830   1,247    840
CONTRACTOR ALLOCABLE OIL-49%(MBBLS)1,292       897     611    412
TOTAL CONTRACTOR OIL (MBBLS)       1,615     1,185     875    648

PROJECTED CASH FLOWS (CONT'D.)
                                    2008     2009     2010   2011
                                    ----     ----     ----   ----
OIL PRICE ($BBL)                   21.06    21.06    21.06  21.06
GROSS OIL VOLUME (MBBLS)           1,048      764      556    406
CONS IND & COMM TAX (MBBLS)           52       38       28     20
ROYALTY (MBBLS)                      -        -        -      -
COST RECOVERY OIL (MBBLS)            629      458      334    244
OPERATING EXPENSES (M$)            9,244    8,534    5,468  5,016
OPERATING EXPENSE VOLUME (MBBLS)     439      405      260    238
INVESTMENT RECOVERY OIL (MBBLS)      190       53       74      5
EXPLORATION COSTS (M$)               -        -        -      -
EXPLORATION RECOVERY (MBBLS)         -        -        -      -
EXPLORATION RECOVERY ADJUSTMENT      -        -        -      -
EXPLORATION RECOVERY UTILIZED        -        -        -      -
EXPLORATION COST CARRYOVER (MBBLS)   -        -        -      -
DEVELOPMENT COSTS (M$)               -        -        -      -
DEVELOPMENT RECOVERY (MBBLS)         -        -        -      -
DEVELOPMENT RECOVERY UTILIZED        -        -        -      -
DEVELOPMENT COST CARRYOVER (MBBLS)   -        -        -      -
TOTAL COST RECOVERY OIL (MBBLS)      -        -        -      -
REMAINDER OIL (MBBLS)                557      321      269    148
X FACTOR                            0.95     0.95     0.95   0.95
CHINESE SHARE OIL (MBBLS)             28       16       13      7
ALLOCABLE REMAINDER OIL (MBBLS)      529      305      255    140
CONTRACTOR ALLOCABLE OIL-49% (MBBLS) 259      149      125     69
TOTAL CONTRACTOR OIL (MBBLS)         474      348      252    185
PROJECTED CASH FLOWS (CONT'D.)
                                    2012     2013     2014   2015   TOTALS
                                    ----     ----     ----   ----   -----
OIL PRICE ($BBL)                   21.06    21.06    21.06  21.06
GROSS OIL VOLUME (MBBLS)             -        -        -      -    44,613
CONS IND & COMM TAX (MBBLS)          -        -        -      -     2,231
ROYALTY (MBBLS)                      -        -        -      -        75
COST RECOVERY OIL (MBBLS)            -        -        -      -    26,768
OPERATING EXPENSES (M$)              -        -        -      -   159,317
OPERATING EXPENSE VOLUME (MBBLS)     -        -        -      -     7,565
INVESTMENT RECOVERY OIL (MBBLS)      -        -        -      -    19,203
EXPLORATION COSTS (M$)               -        -        -      -    80,452
EXPLORATION RECOVERY (MBBLS)         -        -        -      -     3,820
EXPLORATION RECOVERY ADJUSTMENT      -        -        -      -      (180)
EXPLORATION RECOVERY UTILIZED        -        -        -      -     3,640
EXPLORATION COST CARRYOVER (MBBLS)   -        -        -      -     9,033
DEVELOPMENT COSTS (M$)               -        -        -      -   166,957
DEVELOPMENT RECOVERY (MBBLS)         -        -        -      -     7,928
DEVELOPMENT RECOVERY UTILIZED        -        -        -      -     7,928
DEVELOPMENT COST CARRYOVER (MBBLS)   -        -        -      -    17,626
TOTAL COST RECOVERY OIL (MBBLS)      -        -        -      -    11,568
REMAINDER OIL (MBBLS)                -        -        -      -    23,175
X FACTOR                            0.95     0.95     0.95   0.95    -
CHINESE SHARE OIL (MBBLS)            -        -        -      -     2,916
ALLOCABLE REMAINDER OIL (MBBLS)      -        -        -      -    20,259
CONTRACTOR ALLOCABLE OIL-49% (MBBLS) -        -        -      -     9,927
TOTAL CONTRACTOR OIL (MBBLS)         -        -        -      -    21,158


FOREIGN CONTRACTOR CASH FLOW (M$)

                                    1996    1997    1998   1999
                                    ----    ----    ----   ----
COST RECOVERY REVENUES               -       -     2,286  41,734
ALLOCABLE REVENUES                   -       -       803  11,975
EXPLORATION EXPENSE              (80,452)    -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -     (490) (27,125)(45,766)
OPERATING EXPENSE                    -       -      (644) (5,260)
                                 -------   ----  -------  ------
NET CASH FLOW                    (80,452)  (490) (24,680)  2,683
                                 =======   ====  =======  ======

FOREIGN CONTRACTOR CASH FLOW (M$) (CONT'D.)

                                   2000    2001    2002    2003
                                   ----    ----    ----    ----
COST RECOVERY REVENUES            69,575 48,320   29,631   7,754
ALLOCABLE REVENUES                23,801 23,190   31,282  37,701
EXPLORATION EXPENSE                  -      -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE    (8,428)   -        -       -
OPERATING EXPENSE                 (8,827)(9,514)  (8,830) (7,754)
                                  ------ ------   ------  -----
NET CASH FLOW                     76,121 61,995   52,082  37,701
                                  ====== ======   ======  ======

FOREIGN CONTRACTOR CASH FLOW (M$)(CONT'D.)

                                   2004    2005    2006    2007
                                   ----    ----    ----    ----
COST RECOVERY REVENUES             6,804  6,060    5,549   4,975
ALLOCABLE REVENUES                27,199 18,887   12,870   8,673
EXPLORATION EXPENSE                  -      -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -      -        -       -
OPERATING EXPENSE                 (6,804)(6,060)  (5,549) (4,975)
                                  ------ ------   ------   -----
NET CASH FLOW                     27,199 18,887   12,870   8,673
                                  ====== ======   ======   =====

FOREIGN CONTRACTOR CASH FLOW (M$)(CONT'D.)

                                   2008    2009    2010    2011
                                   ----    ----    ----    ----

COST RECOVERY REVENUES             4,530  4,182    2,679   2,458
ALLOCABLE REVENUES                 5,457  3,143    2,633   1,446
EXPLORATION EXPENSE                  -      -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -      -        -       -
OPERATING EXPENSE                 (4,530)(4,182)  (2,679) (2,458)
                                   -----  -----    -----   -----
NET CASH FLOW                      5,457  3,143    2,633   1,446
                                   =====  =====    =====   =====

FOREIGN CONTRACTOR CASH FLOW (M$)(CONT'D.)

                                    2012   2013    2014    2015     TOTALS
                                    ----   ----    ----    ----     ------
COST RECOVERY REVENUES                -     -        -       -     236,535
ALLOCABLE REVENUES                    -     -        -       -     209,060
EXPLORATION EXPENSE                   -     -        -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE        -     -        -       -     (81,809)
OPERATING EXPENSE                     -     -        -       -     (78,065)
                                    ----   ---     ----    ----     -------
NET CASH FLOW                         -     -        -       -      285,721
                                    ====   ===    =====    =====    =======


CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)

                                   1996     1997    1998    1999
                                   ----     ----    ----    ----
TOTAL OIL REVENUES                   -       -     1,545  26,854
EXPLORATION EXPENSE              (40,226)    -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -     (245) (13,562)(22,883)
OPERATING EXPENSE                    -       -      (322) (2,630)
                                  ------   ----   ------  ------
NET CASH FLOW                    (40,226)  (245) (12,340)  1,341
                                  ======    ===   ======   =====


CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)(CONT'D.)

                                   2000    2001     2002     2003
                                   ----    ----     ----     ----
TOTAL OIL REVENUES                46,688 35,755   30,456  22,727
EXPLORATION EXPENSE                  -      -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE    (4,214)   -        -       -
OPERATING EXPENSE                 (4,414)(4,757)  (4,415) (3,877)
                                  ------ ------   ------  ------
NET CASH FLOW                     38,061 30,998   26,041  18,850
                                  ====== ======   ======  ======

CASH FLOW TO EACH PARTNER (M$) (50% INTEREST) (CONT'D.)

                                   2004    2005     2006    2007
                                   ----    ----     ----    ----
TOTAL OIL REVENUES                17,002 12,474    9,209   6,824
EXPLORATION EXPENSE                  -      -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -      -        -       -
OPERATING EXPENSE                 (3,402)(3,030)  (2,775) (2,487)
                                  ------  -----    -----   -----
NET CASH FLOW                     13,600  9,444    6,435   4,337
                                  ======  =====    =====   =====

CASH FLOW TO EACH PARTNER (M$) (50% INTEREST) (CONT'D.)

                                   2008    2009     2010    2011
                                   ----    ----     ----    ----
TOTAL OIL REVENUES                 4,993  3,662    2,656   1,952
EXPLORATION EXPENSE                  -      -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -      -        -       -
OPERATING EXPENSE                 (2,265)(2,091)  (1,340) (1,229)
                                   -----  -----    -----   -----
NET CASH FLOW                      2,729  1,571    1,316     723
                                   =====  =====    =====   =====

CASH FLOW TO EACH PARTNER (M$) (50% INTEREST) (CONT'D.)

                                    2012    2013    2014     2015    TOTALS
                                    ----    ----    ----     ----    ------
TOTAL OIL REVENUES                   -      -        -       -       222,797
EXPLORATION EXPENSE                  -      -        -       -          -
SUBSEQUENT DEVELOPMENT EXPENSE       -      -        -       -       (40,904)
OPERATING EXPENSE                    -      -        -       -       (39,033)
                                   ----   ----     ----    ----      --------
NET CASH FLOW                        -      -        -       -       142,860
                                   ====   ====     =====   =====     =======

INTERNAL RATE OF RETURN      121%
NET PRESENT VALUES @ 10% AS OF 1-1-1997     79,062